Exhibit 99.1

Press release

LENCO MOBILE, INC. ANNOUNCES ACQUISITION OF JETCAST, INC.

Monday, September 20, 2010

SANTA BARBARA, Calif.--(BUSINESS WIRE)— Lenco Mobile Inc. (LNCM:PK) today announced that it has signed a definitive agreement to acquire Jetcast, Inc., a leading provider of monetization solutions for Internet radio and television broadcasters.

Announcing the acquisition, Michael Levinsohn, CEO and President of Lenco Mobile, said, “Over the last eight months, we have been building the RadioLoyalty™ platform with Jetcast. During that time it became evident that Jetcast has a unique, defensible and highly scalable business that, when coupled to our mobile and internet technology platforms, provides our carrier partners and mobile brand advertisers with superior advertising solutions and better ROI.”

In August, Jetcast’s ReplaceAds™ Internet radio and television advertising network, was ranked number one by comScore in the “Entertainment-Radio” category, with potential reach of 40.7 million unique visitors in the United States. Pandora, CBS Radio, AOL Radio, Yahoo Radio, WestwoodOne and Clear Channel are also included in the “Entertainment-Radio” category.

“The Jetcast shareholders were unanimous in their support for the transaction because they felt that Lenco Mobile will expand Jetcast’s already large and diverse group of Internet and mobile broadcasters. The close relationship with Lenco Mobile provides additional resources, products and services that Jetcast believes will grow their audience, broadcaster base, and monetization capabilities even faster,” said John Williams, CEO of Jetcast.

The acquisition, which is subject to customary closing conditions, is expected to close by the end of the month.

About Jetcast

Jetcast provides products that make Internet broadcasting profitable for broadcasters and advertisers.  Jetcast’s UniversalPlayer™, RadioLoyalty™, ReplaceAds™ and Jetcast® brand streaming products eliminate costs and increase revenue for broadcasters and increase advertisers’ return on their advertising investment.  Jetcast’s products reach a potential Internet radio and television audience of more than 40.7 million people in the United States, and over 75 million worldwide.

About Lenco Mobile Inc.

Lenco Mobile Inc. is a global developer, owner, and operator of proprietary advertising and technical platforms primarily for the high growth mobile and online marketing sectors. The platforms provide customers including leading wireless carriers and consumer brands with turnkey solutions to attract, retain and monetize relationships with consumers. Lenco Mobile offers brand owners the ability to design, manage, and execute mobile-based marketing campaigns through MMS messaging with improved messaging throughput, better quality, and reduced bandwidth usage on a per message basis. In addition to propriety MMS messaging solutions, the Company offers products and services such as mobi sites, mobile greeting cards, mobile statements, high volume internet and mobile ad-impression serving, loyalty programs, online support, and search and database marketing. The Company is headquartered in the U.S. and has operations in South Africa, South Korea, Australia, the United Kingdom and Mexico.

Forward-Looking Statements

This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Actual results may differ materially from those contained in the forward-looking statements in this press release. Neither Lenco Mobile Inc. nor any company mentioned in this release undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Investor Relations Contact:
ICR, Inc.
John Mills, jmills@icrinc.com
Senior Managing Director
310-954-1100

Denise Garcia, denise.garcia@icrinc.com
Senior Vice President
203-682-8335